EXHIBIT 5.1

                                     OPINION

                                       OF

                      SALON, MARROW, DYCKMAN & NEWMAN, LLP


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

                      SALON, MARROW, DYCKMAN & NEWMAN, LLP
                                  (LETTERHEAD)

                                                                     EXHIBIT 5.1

                                December 18, 2001

Lillian Vernon Corporation
One Theall Road
Rye, New York 10580

                  RE: LILLIAN VERNON CORPORATION
                      EMPLOYEE STOCK PURCHASE PLAN
                      (THE "PURCHASE PLAN")

Gentlemen and Ladies:

     We have acted as counsel for Lillian Vernon Corporation (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's Employee Stock Purchase Plan, pursuant to which, in addition to other amendments, an additional 100,000 shares of the Company's common stock (the "Common Stock") were reserved for issuance to the employees of the Company pursuant to the terms of the Purchase Plan.

     We are familiar with the proceedings by which the Purchase Plan and amendments have been authorized. We have reviewed and are familiar with the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, and such other corporate records and documents as we have deemed necessary to express our opinion herein. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing and having due regard to legal considerations we deem relevant, we are of the opinion that the shares of Common Stock have been duly and validly authorized for issuance by the Company, and when issued under the circumstances contemplated by the Purchase Plan will be legally issued, fully paid and non-assessable. We hereby consent to the reference to our firm in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission.

                                                 Very truly yours,

                                                 /s/__________________________
                                                 SALON, MARROW, DYCKMAN
                                                     & NEWMAN, LLP


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